UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 25, 2016, HMNY Zone Loan LLC, a wholly-owned subsidiary of Helios and Matheson Analytics Inc. (“HMNY”), entered into an Amendment to Promissory Note and Security and Pledge Agreement (the “HMNY Zone Loan Amendment”) whereby HMNY increased its senior secured loan to Zone Technologies, Inc. (“Zone”) by $383,305, thereby increasing the principal amount of the Promissory Note, dated September 7, 2016, made by Zone to HMNY Zone Loan LLC (the “Original Zone Note”), to a total of $1,133,305 (the “Amended Note”). The Amended Note is secured by a first priority lien on all of Zone’s assets pursuant to the Security and Pledge Agreement, dated as of September 7, 2016, between Zone and HMNY Zone Loan LLC (the “Zone Security Agreement”), as amended by the HMNY Zone Loan Amendment. HMNY used part of the funds of the Investor Prepayment described under Item 8.01 below to loan the additional $383,305 to Zone under the Amended Note. The foregoing is qualified by the Original Zone Note and the Zone Security Agreement which are attached as exhibits to the Original 8-K described under Item 8.01 below.

Item 8.01	Other Events

In a Current Report on Form 8-K filed by HMNY on September 8, 2016, HMNY reported that it issued Senior Secured Convertible Notes (the “Convertible Notes”) to an institutional investor (the “Investor”) in the form attached as an exhibit to such Current Report (the “Original 8-K”), for consideration consisting of a cash payment to HMNY in the amount of $1,000,000 and a promissory note to HMNY in the amount of $3,000,000 (the “Investor Note”). The Original 8-K is incorporated by reference in this Current Report.

On October 24, 2016, pursuant to Section 7(e) of the Convertible Notes, HMNY notified the Investor that HMNY desires to permanently lower the Conversion Price (as defined in the Convertible Notes) from $8.075 to the lower of (a) $5.75 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (b) the Alternate Conversion Price in effect, from time to time (the “Conversion Price Reduction”), effective upon the Investor’s voluntary prepayment to the Company of $1,000,000 under the Investor Note (the “Investor Prepayment”). HMNY expects that the Investor will make the Investor Prepayment and that the Conversion Price Reduction will be effective on October 25, 2016.

The Alternate Conversion Price set forth in the Convertible Notes has not changed and remains defined as the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date, (ii) the greater of (I) $4.00 and (II) 87% of the quotient of (x) the sum of the volume weighted average price of HMNY’s common stock for each of the five consecutive trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (y) five.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2016

HELIOS AND MATHESON ANALYTICS INC.

By:/s/ Parthasarathy Krishnan
Parthasarathy Krishnan, Chief Executive Officer